UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD 21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 12, 2012, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.	Our stockholders elected the Directors listed below for terms continuing until the next annual meeting of stockholders and until their respective successors are elected and qualify. The results of the voting were as follows:

	Common Shares Cast:
	For	Withheld	Broker Non-Votes
Harvey P. Eisen	9,547,163	6,202,850	1,348,658
Daniel M. Friedberg	15,630,715	119,298	1,348,658
Marshall S. Geller	15,630,257	119,756	1,348,658
Scott N. Greenberg	15,718,121	31,892	1,348,658
Sue W. Kelly	15,714,513	35,500	1,348,658
Richard C. Pfenniger, Jr.	14,512,182	1,237,831	1,348,658
A. Marvin Strait	15,632,113	117,900	1,348,658
Gene A. Washington	15,632,082	117,931	1,348,658

2.	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions
16,963,142	104,989	30,540

3.	A non-binding advisory proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
15,124,076	370,187	255,750	1,348,658

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: September 24, 2012	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel

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